SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 13, 2013

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 13, 2013, Discovery Laboratories, Inc. (the “Company”) issued a press release highlighting the results of operations for the year and quarter ended December 31, 2012, and providing an update on its development programs. The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 hereto relating to the announcement of the results of operations for the year and quarter ended December 31, 2012 and all other matters except for those discussed under Item 8.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

On March 13, 2013, the Company issued a press release highlighting the results of operations for the year and quarter ended December 31, 2012 and providing an update on its development programs.  The Company noted that it anticipates the initiation of its planned Phase 2 clinical program for AEROSURF® in the fourth quarter of 2013.  In preparation, the Company noted that it is working to complete the ongoing technology transfer of its manufacturing process for a lyophilized dosage form of its KL4 surfactant to a contract manufacturing organization, and that it is progressing with third-party medical device experts to optimize the design of its capillary aerosol generator.

For the first quarter of 2013, the Company anticipates operating cash outflows of approximately $10.5 million, before taking into account financing activities.  The Company affirms the guidance previously provided to investors, as follows: the Company anticipates that revenues from the sales of SURFAXIN® in the first 12 months of sales will be approximately $8 million to $10 million, in the fourth year of sales, approximately $40 million to $50 million, and in the seventh year of sales, approximately $100 million.  In addition, the Company also anticipates that revenues from the sales of AFECTAIR® in the first 12 months of sales following completion of the user experience program will be approximately $0.5 million to $1.0 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated March 13, 2013

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash outflows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President and Chief Executive Officer

Date:  March 13, 2013